UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under § 240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA IMPACT FUND LP SERIES CC

ANCORA IMPACT FUND LP SERIES DD

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

Item 1: On April 7, 2025, Ancora issued the following press release:

Ancora Sends Letter to U.S. Steel Stockholders Regarding its Slate’s Win-Win Solution to Maximize Value

Affirms Slate’s Commitment to Pursuing the $55 per Share Sale to Nippon While Simultaneously Positioning U.S. Steel to Thrive Under an Alternative Standalone Scenario

Details Proposed CEO Alan Kestenbaum’s Five-Point Plan to Reverse the Burritt-Dominated Board’s Mistakes and Revitalize U.S. Steel’s Structurally Advantaged Union Plants Across the Rust Belt

Highlights How Five-Point Plan Will Enable U.S. Steel to Deliver a $19.25 per Share Special Dividend and Target a Pro Forma Total Stockholder Return of $75+

Underscores View That Stockholders Will Face Irreversible Value Destruction Under the Burritt-Dominated Board if the Sale to Nippon Remains Blocked

Vote on the GOLD Universal Proxy Card to Elect the Entire Ancora Slate and Make U.S. Steel Great Again

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), a stockholder of United States Steel Corporation (NYSE: X) (“U.S. Steel” or the “Company”), today announced that it is filing a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with its nomination of nine highly qualified director candidates for election to the Company’s Board of Directors at the 2025 Annual Meeting of Stockholders scheduled for May 6, 2025. Additionally, Ancora sent a letter to stockholders regarding its slate’s five-point plan to turn around U.S. Steel:

1.	Continue to pursue the $55 per share sale to Nippon Steel Corporation. However, our nominees commit to ceasing all vengeful and frivolous litigation, such as the action against United Steelworkers President David McCall, that undermines the Company’s relationships with key stakeholders.

2.	If the transaction remains blocked and is then formally terminated, execute a viable strategy to achieve a target pro forma total return of $75.67 to stockholders that includes:

•	Selling the Big River Steel operation for estimated proceeds of $8 billion, netting $7.6 billion after taxes.
•	Returning $5 billion ($19.25 per share) to stockholders via a one-time special dividend.
•	Using the remaining Big River sale proceeds to invest in the Company’s high-potential North American Flat-Rolled assets, resulting in an estimated 120% increase in EBITDA by the end of 2027.

3.	Improve the Company’s union relations in the pursuit of a new labor agreement ahead of the current deal’s expiration in 2026.

4.	Strengthen U.S. Steel’s balance sheet to ensure the Company has the capital flexibility to pursue opportunities as they arise.

5.	With a delevered balance sheet, initiate a capital allocation plan that includes regular meaningful dividend payments and share buybacks.

A copy of the letter sent to stockholders is available to download here. For more information on how to vote for Ancora’s full slate on the GOLD universal proxy card, visit www.MakeUSSteelGreatAgain.com.

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. Ancora Alternatives is the alternative asset management division of Ancora Holdings Group, investing across three primary strategies: activism, multi-strategy and commodities. For more information about Ancora Alternatives, please visit www.ancoraalts.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Impact Fund LP Series CC (“Ancora Impact CC”), Ancora Impact Fund LP Series DD (“Ancora Impact DD”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 467,582 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 254,388 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 50,847 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 471,755 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 48,136 shares of Common Stock. As of the date hereof, Ancora Impact CC directly beneficially owns 518,909 shares of Common Stock. As of the date hereof, Ancora Impact DD directly beneficially owns 286,169 shares of Common Stock. As of the date hereof, Mr. DiSanto directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Kestenbaum directly beneficially owns 500,000 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora Impact CC, Ancora Impact DD and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 467,582 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 50,847 shares of Common Stock beneficially owned directly by Ancora Catalyst, 254,388 shares of Common Stock beneficially owned directly by Ancora Bellator, 471,755 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 48,136 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 563,976 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 467,582 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 50,847 shares of Common Stock beneficially owned directly by Ancora Catalyst, 254,388 shares of Common Stock beneficially owned directly by Ancora Bellator, 471,755 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 48,136 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 563,976 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 467,582 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 50,847 shares of Common Stock beneficially owned directly by Ancora Catalyst, 254,388 shares of Common Stock beneficially owned directly by Ancora Bellator, 471,755 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 48,136 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 563,976 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.

Contacts

Longacre Square Partners LLC

Greg Marose / Bela Kirpalani, 646-386-0091

gmarose@longacresquare.com / bkirpalani@longacresquare.com

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

Item 2: Also on April 7, 2025, Ancora issued a letter to stockholders of the Company, which is attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on April 7, 2025, Ancora issued an investor presentation titled “Make U.S. Steel Great Again: The Case for New Leadership with a Proven Strategy,” a copy of which is attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 4: Also on April 7, 2025, Ancora published certain materials on X.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 5: Also on April 7, 2025, Ancora published certain materials on LinkedIn, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 6: Also on April 7, 2025, Ancora published an email to subscribers of www.MakeUSSteelGreatAgain.com, which is attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 7: Also on April 7, 2025, Ancora published certain materials on www.MakeUSSteelGreatAgain.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 8: Also on April 7, 2025, Ancora published certain materials on www.AncoraAlts.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.